Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Connexa Sports Technologies, Inc.

We consent to the inclusion in the Form S-1 Registration Statement under the Securities Act of 1933 of Connexa Sports Technologies, Inc. of our report dated September 14th, 2023, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the year ended April 30, 2023, and 2022

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

February 23, 2024